                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                 [ ] Confidential, for Use of the
                                                    Commission Only (as
                                                    permitted by Rule
                                                    14a-6(e)(2))

[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                             CYBERGUARD CORPORATION
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                       [CYBERGUARD CORPORATION LETTERHEAD]

                                November 2, 2001

Dear CyberGuard Corporation Shareholder:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders to be held on December 6, 2001, at 10:00 a.m. EST, at the Courtyard by Marriott at Cypress Creek, 2440 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

         The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

         Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

         We look forward to seeing you at the meeting.

                                       Sincerely,

                                       /s/ Scott J. Hammack
                                       ----------------------------------------
                                       Scott J. Hammack
                                       Chairman and Chief Executive Officer

                             CYBERGUARD CORPORATION
                    2000 WEST COMMERCIAL BOULEVARD, SUITE 200
                         FORT LAUDERDALE, FLORIDA 33309
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 6, 2001
                            ------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of CyberGuard Corporation, a Florida corporation (the "Company"), will be held on December 6, 2001, at 10:00 a.m., Eastern Standard Time, at the Courtyard by Marriott at Cypress Creek, 2440 West Cypress Creek Road, Fort Lauderdale, Florida 33309, for the following purposes:

         1. To elect three directors of the Company to serve for a term of three years and until their respective successors are duly elected and qualified and to elect one director to serve for a term of one year and until his successor is duly elected and qualified; and

         2. To approve the Second Amended and Restated Employee Stock Option Plan; and

         3. To ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 2002; and

         4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

         The Board of Directors has fixed the close of business on October 22, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

         A complete list of the shareholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any shareholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the Company's principal executive offices, 2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida 33309.

         You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                                    By Order of the Board of Directors,

                                    /s/ Adriana Kovalovska
                                    -----------------------------------
                                    ADRIANA KOVALOVSKA
                                    Vice President, Legal Affairs,
                                    Corporate Counsel and Secretary

Fort Lauderdale, Florida
November 2, 2001

       YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE. PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED
  PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH
    IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF
 FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                             CYBERGUARD CORPORATION
                    2000 WEST COMMERCIAL BOULEVARD, SUITE 200
                         FORT LAUDERDALE, FLORIDA 33309
                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

                     TIME, DATE, AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CyberGuard Corporation, a Florida corporation (the "Company"), for use at the Company's 2001 Annual Meeting of Shareholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on December 6, 2001, at 10:00 a.m. Eastern Standard Time, at the Courtyard by Marriott at Cypress Creek, 2440 West Cypress Creek Road, Fort Lauderdale, Florida, 33309, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         The approximate date this Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to shareholders is November 2, 2001. Shareholders should review the information provided herein in conjunction with the Company's Annual Report. The Company's principal executive offices are located at 2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida 33309.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held as of the record date by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. Solicitations will be made primarily by mail or by facsimile, but the Company's employees, officers and directors may solicit proxies personally or by telephone. No additional compensation will be paid for such services.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has fixed the close of business on October 22, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 18,648,019 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the shareholder is present in person or is represented by proxy. The presence, in person or by proxy, at the Annual Meeting of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's Common Stock represented at the Annual Meeting constitute a quorum.

         The Board of Directors knows of no matters that are to be brought before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy card is properly executed and returned before voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors.

         Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as "broker non-votes").

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

         The Amended and Restated Articles of Incorporation and the Bylaws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board of Directors. The Company currently has seven directors.

         Pursuant to the Company's Amended and Restated Articles of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

         Four directors are nominees for election this year. The terms of the three nominee directors, Mr. Scott J. Hammack, Mr. Richard L. Scott and Mr. David L. Manning, will expire at the 2004 Annual Meeting. The terms of one nominee director, Mr. Daniel Moen, and one continuing director, Mr. William G. Scott, will expire at the 2002 Annual Meeting. The term of the remaining class of directors, currently consisting of two directors, Mr. David T. Vandewater and Mr. John V. Tiberi, Jr., will expire at the 2003 Annual Meeting of Shareholders. Mr. Proctor advised the Company that he will resign from the Board effective on the date of the Annual Meeting.

         Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Since only a plurality is required for the election of directors, abstentions and broker non-votes will have no effect on the election of directors (except for purposes of determining whether a quorum is present at the Annual Meeting). The proxies named in the proxy card intend to vote for the election of the four nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

         Set forth below is certain information with regard to each of the nominees for election at the Annual Meeting and each continuing director.

                  DIRECTOR NOMINEES             AGE      DIRECTOR     EXPIRATION
                                                         SINCE        OF TERM OF OFFICE
                  Scott J. Hammack              36       2001         2004
                  Richard L. Scott              48       2001         2004
                  David L. Manning(1)(2)        51       1999         2004
                  Daniel J. Moen                49       2001         2002

                  DIRECTORS                     AGE      DIRECTOR     EXPIRATION
                  WHOSE TERMS CONTINUE                   SINCE        OF TERM OF OFFICE
                  William G. Scott(2)           50       1999         2002
                  David T. Vandewater(1)(2)     51       2000         2003
                  John V. Tiberi, Jr.(1)(2)     58       2000         2003

                  (1)      Member of Audit Committee

                  (2)      Member of Compensation and Stock Option Committee

NOMINEES - (TERM EXPIRING AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS)

         Scott J. Hammack was appointed Chief Executive Officer of the Company in January 2001 and Chairman of the Company's Board of Directors in September 2001. In 1991, Mr. Hammack founded MasterChart, Inc., a private company that developed an electronic medical record product and other software products. Mr. Hammack served as the Chief Executive Officer of MasterChart, Inc. from 1991 until May 2000, when MasterChart, Inc. was sold to Allscripts, Inc. After the sale of MasterChart, Inc., Mr. Hammack worked on transitioning MasterChart within Allscripts from May 2000 to December 2000.

         Richard L. Scott has served as a Director of the Company since February 2001. Mr. Scott is currently the Chairman and Chief Executive Officer of Richard
L. Scott Investments, LLC, a private investment company, where he has served since July 1997. Mr. Scott was the founder, Chairman and Chief Executive Officer of HCA, Inc., formerly named Columbia/HCA Healthcare Corporation.

         David L. Manning has served as a Director of the Company since September 1999. Mr. Manning was Commissioner of Finance and Administration for the State of Tennessee from 1987 to 1995 where he managed the State's finances and information technology services. In 1995, he joined Columbia/HCA Healthcare Corporation and became Senior Vice President during 1997 with responsibilities for healthcare data analysis and the company's relationships with state governments. After leaving that position in early 1998, Mr. Manning was a consultant in the healthcare industry. He currently serves as Director of Finance for the Metropolitan Government of Nashville and Davidson County. Mr. Manning was appointed to the Company's Board of Directors in September 1999 on the recommendation of Fernwood Partners II, LLC, upon completion of the "Fernwood Financing" (as defined below).

NOMINEE - (TERM EXPIRING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS)

         Daniel J. Moen is currently Chief Executive Officer of Quorum Health Resources, LLC, where he has served since October 1, 2001. From January 2001 to September 2001, Mr. Moen served as Director of HIP Health Plan of Florida, a privately-held health maintenance organization. From January 2000 to December 2000, Mr. Moen was Chairman and Chief Executive Officer of Healthline Management, Inc., a privately-held physician outsourcing company. From August 1998 to December 1999, Mr. Moen was a healthcare consultant. From 1991 to July 1998, Mr. Moen served as President of various divisions within Columbia/HCA Healthcare Corporation.

CONTINUING DIRECTORS - (TERM EXPIRING AT THE 2003 ANNUAL MEETING OF
SHAREHOLDERS)

         John V. Tiberi, Jr. has served as a Director of the Company since August 2000. Mr. Tiberi is currently President and Chief Executive Officer of Tech Highway, LLC, a venture catalyst company, and President of ETec Business Management Consultants, a partnership providing consulting services in the technology industry. From 1969 until 1998, Mr. Tiberi worked at Xerox Corporation in several senior executive positions. Mr. Tiberi currently serves on the board of directors of Zenographics, Inc. and Cycle 23, Inc. In the past, he served on the boards of directors of Spectra Diode Labs, Inc. and TracePoint Technologies, Inc.

         David T. Vandewater has served as a Director of the Company since August 2000. Mr. Vandewater is currently President and Chief Executive Officer of Ardent Health Services, a privately-held company that owns and operates 24 hospitals in 12 states. From June 1999 to August 2000, Mr. Vandewater was President and Chief Executive Officer of USP International, a privately-held company that owns and operates hospitals and related healthcare businesses in Europe. From August 1997 to June 1999, Mr. Vandewater was a private investor. From 1995 to August 1997, Mr. Vandewater was President and Chief Operating Officer of Columbia/HCA Corporation. Mr. Vandewater previously served on Company's Board of Directors from April 1999 to July 1999.

CONTINUING DIRECTOR - (TERM EXPIRING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS)

         William G. Scott has served as a Director of the Company since September 1999. Mr. Scott currently serves as Chief Financial Officer of CST Industries, Inc., a private company that manufactures steel bolted and welded tanks for dry and liquid storage. From December 1991 to April 1997, Mr. Scott was Chief Financial Officer and later President and member of the board of directors of Markay Plastics, Inc. From April 1997 to April 1999, Mr. Scott was Vice President of Strategic Resource Solutions, a division of Carolina Power and Light Corporation, and served as Chief Operating Officer of their Lighting Division. From May 1999 to March 2001, Mr. Scott, who is a C.P.A., was President of W.G. Scott & Associates, a consulting firm providing business and tax advice. Mr. Scott was appointed to the Company's Board of Directors in September 1999 on the recommendation of Fernwood Partners II, LLC, upon completion of the Fernwood Financing.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS.

                                   PROPOSAL 2:

                   APPROVAL OF THE SECOND AMENDED AND RESTATED
                           EMPLOYEE STOCK OPTION PLAN

         The Board of Directors recommends the approval of the Second Amended and Restated Employee Stock Option Plan ("Stock Option Plan"). The Company's Board of Directors initially adopted and approved the Stock Option Plan on September 4, 1998. The Stock Option Plan provides for the issuance of an aggregate of 7,000,000 shares of Common Stock, including restricted stock and stock issued upon the exercise of stock options. The Stock Option Plan is attached to this Proxy Statement as Appendix A and you are urged to refer to it for a complete description of the Stock Option Plan. The summary of the principal features of the Stock Option Plan, which follows, is qualified by reference to Appendix A.

         PURPOSE. The Company's Board of Directors believes that awards under the Stock Option Plan serve to attract, retain and motivate key employees and enhance the incentive of employees to perform at the highest level. Awards under the Stock Option Plan contribute significantly to the Company's success by tying employees' compensation to performance and by aligning employees' interests closely to the long-term interests of the Company and its shareholders. The availability of awards under the Stock Option Plan also serves to encourage qualified persons to seek and accept employment with the Company. The Company's Board of Directors believes that the proposed Stock Option Plan furthers these objectives.

         ELIGIBILITY. All employees and consultants of the Company and its affiliates, and members of the Company's Board of Directors ("Participants") are eligible to participate in the Stock Option Plan. An eligible Participant may receive an award under the Stock Option Plan, however, only if selected by the Compensation Committee.

         ADMINISTRATION. The Stock Option Plan is administered by the Compensation Committee, none of the members of which may be an employee of the Company. The Compensation Committee may in turn delegate some or all of its authority and responsibility under the Stock Option Plan with respect to awards to Participants who are not subject to Section 16(b) of the Exchange Act to the Chief Executive Officer of the Company. The Compensation Committee has the authority to select Participants to whom awards are granted, to determine the types of awards and the number of shares subject thereto, and to set the terms, conditions and provisions of such awards. The Compensation Committee is authorized to interpret the Stock Option Plan, to establish, amend and rescind any rules and regulations relating to the Stock Option Plan, to determine the terms and provisions of any agreements entered into under the Stock Option Plan, and to make all other determinations which may be necessary or advisable for the administration of the Stock Option Plan. In addition to the Compensation Committee, the Board of Directors also has the discretion to issue awards under the Stock Option Plan (including stock options and restricted stock awards), and references in this Proxy Statement to the "Compensation Committee" taking action with respect to the Stock Option Plan should be considered as also referring to the Board of Directors, where appropriate.

         AWARDS UNDER THE STOCK OPTION PLAN. The Stock Option Plan permits the granting of any or all of the following types of awards: (1) non-statutory stock options ("NSOs"), (2) stock appreciation rights ("SARs"), (3) performance shares conditioned upon meeting performance criteria, (4) restricted stock, in tandem with stock options or freestanding, and (5) other awards valued in whole or in part by reference to, or otherwise based on, Common Stock.

         STOCK OPTIONS. Stock options may be granted, from time to time, to such Participants as may be selected by the Compensation Committee. The purchase price per share of Common Stock purchasable under any stock option granted to a Participant is determined by the Board of Directors, but may not be less than 50% of the fair market value of a share of Common Stock on the date of grant. The term of each such option, and the time or times when it may be exercised, is fixed by the Compensation Committee (up to 10 years from the date of the grant). All terms and conditions relating to the options are the subject of separate stock option agreements between the Company and the Participants. Options may be exercised by payment of the purchase price, either in cash or, at the discretion of the Company's Board of Directors, in Common Stock having a fair market value on the date the option is exercised equal to the option purchase price. The Stock Option Plan provides for SARs relating to any option to be automatically canceled to the extent of the number of shares of the exercise. Participants have no shareholder rights with respect to any options granted until shares have been issued upon the proper exercise of the option.

         STOCK APPRECIATION RIGHTS. The Compensation Committee may grant SARs, from time to time, to Participants. An SAR may be granted in connection with an option or independent of an option. Upon exercise of an SAR, the holder of the SAR is entitled to receive the excess of the fair market value of the shares for which the right may be exercised over the grant price of the SAR. The grant price (which may not be less than 50% of the fair market value of the shares on the date of grant) and other terms of the SAR may be determined by the Compensation Committee. In the event the SAR is granted in connection with an option, the fixed price from which appreciation shall be computed shall be the option price. SARs granted in connection with options may be exercised only to the extent the related options are exercisable; the related options will be canceled upon exercise of such SAR. Payment by the Company upon such exercise will be in cash in the amount of the fair market value of the SAR over the fixed price, or the option price, as the case may be. SARs granted under the Stock Option Plan may not be transferred except by will or by the laws of descent and distribution and must be exercised during the lifetime of the Participant. To date, no SARs have been granted pursuant to the Stock Option Plan; any future grant of a SAR will be the subject of a separate Stock Appreciation Rights agreement between the Company and the Participant containing the terms of the SAR and such other conditions as the Compensation Committee may determine.

         PERFORMANCE AWARDS. From time to time, the Compensation Committee may select a period during which performance criteria determined by the Compensation Committee are measured for the purpose of determining the extent to which a performance award has been earned. Any performance awards granted pursuant to the Stock Option Plan will be in the form of Common Stock. Recipients of performance awards, who must be eligible Participants, need not be required to provide consideration other than the rendering of services. Shares awarded may be subject to a restriction period during which time the shares may not be transferred; shares granted are held by the Company during the restricted period. Recipients of performance awards will have, with respect to the performance shares (and even during a restricted period), all of the rights of a shareholder of the Company, including the right to vote the shares and to receive any cash dividends to the extent permitted by applicable law, unless the Compensation Committee determines otherwise.

         RESTRICTED STOCK. Awards of shares of Common Stock subject to certain restrictions may be made from time to time to eligible Participants. The Compensation Committee may select the recipients of restricted stock. Restricted stock may not be disposed of by the recipient until the lapse of certain restrictions established by the Compensation Committee. Recipients of restricted stock will not be required to provide consideration other than the rendering of services. Recipients will have, with respect to restricted stock, all of the rights of a shareholder of the Company including the right to vote the shares and to receive any cash dividends to the extent permitted by applicable law, unless the Company's Board of Directors determines otherwise. Upon termination of employment, consulting arrangement or Board service during the restriction period, all restricted stock not then vested will be forfeited, subject to such exceptions, if any, authorized by the Compensation Committee.

         OTHER STOCK-BASED AWARDS. In order to enable the Company to respond quickly to significant legislative and regulatory developments and to trends in executive compensation practices, the Company's Compensation Committee will also be authorized to grant to eligible Participants, either alone or in addition to other awards granted under the Stock Option Plan, awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock ("other stock-based awards"). Other stock-based awards may be paid in Common Stock or other securities, cash or any other form of property as determined by the Compensation Committee. The Compensation Committee may determine the Participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of such awards need not be the same with respect to each recipient. Securities granted pursuant to other stock-based awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. If purchase rights are granted pursuant to other stock-based awards, the Compensation Committee will determine the purchase price of stock. All awards shall be fully vested and payable immediately upon a change of control of the Company.

         NON-ASSIGNABILITY OF AWARDS. The Stock Option Plan provides that no award granted under the Stock Option Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, otherwise than by will or by the laws of descent and distribution. Each award is exercisable, during the grantee's lifetime, only by the Participant, or if permissible under applicable law, by the Participant's agent, guardian or attorney-in-fact.

         ADJUSTMENTS. The Stock Option Plan provides that, in the event of any change affecting the shares of Common Stock by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination or exchange of shares, spin-out or any distribution to shareholders other than cash dividends, the Compensation Committee will make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Stock Option Plan and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Stock Option Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

         The Compensation Committee is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles, provided no such adjustment shall impair the rights of any grantee without his or her consent. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Stock Option Plan or any award in the manner and to the extent it shall deem desirable to carry it into effect.

         CHANGE OF CONTROL. In order to maintain all of the grantees' rights in the event of a change of control of the Company, all outstanding stock options and awards will become exercisable immediately prior to the occurrence of the change of control, in such manner and in such amounts as determined by the Compensation Committee, as constituted before such change of control, in its sole discretion. A change in control is deemed to occur if any person or entity acquires 20% or more of the outstanding shares of the Company or if as a result of any tender or exchange offer, merger or other business combination, sale of assets or contested election, there is a change of a majority of the directors.

         FEDERAL INCOME TAX ASPECTS OF THE STOCK OPTION PLAN. The following is a summary of the federal tax consequences generally arising with respect to awards to be granted under the Stock Option Plan.

         The grant of a non-statutory stock option has no tax consequences to the Company or to the Participant. Upon exercise of a non-statutory stock option, however, the Participant will recognize taxable ordinary income in the amount of the excess of the fair market value on the date of exercise of the shares of Common Stock acquired over the exercise price of the non-statutory stock option, and such amount will be deductible for federal income tax purposes by the Company. The holder of such shares will, upon a subsequent disposition of the shares, recognize short-term or long-term capital gain or loss, depending on the holding period of the shares.

         In general, a grant of restricted stock has no tax consequence to the Company or the participant. Except as discussed below, the then fair market value of the shares of Common Stock issued as restricted stock will be taxed as ordinary income to the grantee as the restrictions on the stock lapse. The Company will receive a corresponding tax deduction at the same times. Dividends received by the participant during the restriction period are treated as compensation income and therefore are taxed as ordinary income to the participant and are deductible by the Company. If the Participant holds the stock for more than one year after the restrictions lapse, any gain realized upon a taxable sale or exchange of the stock will be long-term capital gain. The Company receives no additional deduction at the time of disposition of the stock by the participant.

         The grantee may, under Section 83(b) of the Code, elect to report the current fair market value of restricted stock as ordinary income in the year the award is made, even though the stock is subject to restrictions. In such a case, the Company will receive an immediate tax deduction for such fair market value of the shares in the year of grant, but will receive no deduction for any subsequent appreciation during or after the restriction period. In addition, dividends paid during or after the restriction period would be treated as dividends to the participant and therefore would not be deductible by the Company. If a Section 83(b) election is made, any appreciation in the value of the stock after the date of grant will not be recognized as capital gain by the participant until such time as the participant disposes of the stock in a taxable transaction. Any capital gain then realized will be long-term capital gain if the participant has held the stock for at least one year from the date of grant. If the participant forfeits the stock (i.e., because he or she has not met the requirements for lapse of restrictions), the grantee will receive no refund or deduction on account of taxes paid in the year of grant as a result of the Section 83(b) election.

         The grant of an SAR has no tax consequences to the Company or the Participant. To the extent that an SAR is exercised, the amount paid to the grantee will be taxed to him or her as ordinary income, and the Company will receive a corresponding deduction at the same time.

         With respect to other awards granted under the Stock Option Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the grantee must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction for the same amount. A grantee who makes an election under Section 83(b) of the Code will be taxed on the excess of the fair market value at exercise over the purchase price. Special tax rules may apply to officers and directors who are not employees of the Company who are subject to Section 16 of the Exchange Act.

         VOTE REQUIRED. The Company's shareholders are being requested to approve the Stock Option Plan. The Stock Option Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal, the shares represented thereby will not be counted as having been voted for or against the proposal. Broker non-votes will not be treated as votes cast. Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Stock Option Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND
                AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN.

                                   PROPOSAL 3:

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Grant Thornton LLP to serve as the Company's independent certified public accountants for the fiscal year 2002. At the Annual Meeting, the shareholders are being asked to ratify this appointment. In the event the appointment of Grant Thornton LLP for fiscal year 2002 is ratified, it is expected that Grant Thornton LLP will audit the consolidated financial statements of the Company at the close of its current fiscal year. If the appointment of Grant Thornton LLP is not ratified, the Board of Directors will reconsider its selection; however, there can be no assurance that the Board would ultimately determine to appoint different independent public accountants. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and will be available to respond to appropriate questions.

         On October 11, 1999, the Company appointed the accounting firm of Grant Thornton LLP as the Company's independent accountants for fiscal year 2000 and dismissed PricewaterhouseCoopers LLP effective with such appointment. The decision to dismiss PricewaterhouseCoopers LLP and appoint Grant Thornton LLP was approved by the Audit Committee of the Company's Board of Directors. PricewaterhouseCoopers LLP's reports on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through October 11, 1999, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the financial statements for such years. During the course of performing services regarding the two most recent fiscal years, PricewaterhouseCoopers LLP advised the Company and its Audit Committee that the internal controls necessary for the Company to develop reliable financial statements did not exist. No disagreements arose regarding these matters. Upon the deficiencies in accounting controls being identified, the Company's Chief Financial Officer began addressing and correcting these deficiencies. The Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of Grant Thornton LLP concerning this subject matter and any other matters relating to the Company or its financial reporting. A representative of PricewaterhouseCoopers LLP is not expected to be present at the Annual Meeting.

         Prior to engaging PricewaterhouseCoopers LLP in October 1998, the Company's independent public accountant was the accounting firm of KPMG Peat Marwick LLP ("KPMG").

         On August 21, 1998, KPMG, the Company's independent public accounting firm, resigned effective immediately. In KPMG's letter of resignation, KPMG stated that it had "a disagreement with management of the Company regarding the methodology used for software revenue recognition." In its letter of resignation, KPMG also advised the Company that it concluded that it could no longer rely on management's representations and that it was unwilling to be associated with the financial statements prepared by management.

         On August 19, 1998, two days before KPMG's resignation, the Company's Audit Committee met with KPMG to discuss the Company's software revenue recognition policies and KPMG's concerns about the quality of the financial information which had been presented by management to the Audit Committee and to KPMG. During that meeting, the Audit Committee advised KPMG that the Audit Committee (and not management) had the exclusive decision-making authority and duties with respect to the Company's financial statements. The Audit Committee advised KPMG that it agreed with KPMG as to KPMG's preliminary assessment of these matters and discussed the steps that should be implemented to resolve these issues, including a restatement of the Company's interim financial statements.

         The Company is not aware of any other disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure between June 30, 1996 and the date of KPMG's resignation, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference thereto in its reports. KPMG's reports on the financial statements for the Company for the prior two years did not contain any adverse opinion or disclaimer of opinion and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG's resignation was not recommended or approved by the Company's Board of Directors or any committee thereof. The Company has authorized KPMG to respond fully to the inquiries of any successor accountant concerning the subject matter of the foregoing.

         VOTE REQUIRED. The proposal to ratify the appointment of Grant Thornton LLP will be approved by the shareholders if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal, the shares represented thereby will not be counted as having been voted for or against the proposal. Broker non-votes will have no effect on the outcome of the voting of this proposal. Unless contrary instructions are given, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Ratification of Appointment of Grant Thornton LLP as Independent Public Accountants.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
         APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT
                                  ACCOUNTANTS.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During the fiscal year ended June 30, 2001, the Company's Board of Directors met 9 times and acted 13 times by unanimous written consent. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he was a director and the total number of meetings held by all committees of the Board of Directors on which such director served that were held during the period that he served.

         The Board's committees include an Audit Committee, an Executive Committee, and a Compensation and Stock Option Committee. As of June 30, 2001, the Company did not have a standing nominating committee of the Board of Directors nor a committee performing similar functions.

AUDIT COMMITTEE

         The Audit Committee of the Board of Directors ("Audit Committee") recommends to the Board of Directors the independent accountants to be engaged by the Company, reviews the scope of the accountants' engagement, including the remuneration to be paid, and reviews the independence of the accountants. The Audit Committee, with the assistance of the Company's Chief Financial Officer and other appropriate personnel, reviews the Company's annual financial statements and the independent auditor's report, including significant reporting or operational issues; corporate policies and procedures as they relate to accounting and financial reporting and financial controls; litigation in which the Company is a party; and, if necessary, use by the Company's executive officers of expense accounts and other non-monetary perquisites, if any. The Audit Committee may direct the Company's legal counsel, independent auditors and internal audit staff to inquire into and report to it on any matter having to do with the Company's accounting or financial procedures or reporting. The Audit Committee consists of 3 directors: David L. Manning, David T. Vandewater and John V. Tiberi, Jr. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee (David L. Manning, John V. Tiberi, Jr., and David T. Vandewater) are "independent" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.'s listing standards. The Audit Committee held 6 meetings during the fiscal year ended June 30, 2001. The Audit Committee operates pursuant to a charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix B.

REPORT OF THE AUDIT COMMITTEE(1)

         In connection with the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the Securities and Exchange Commission, the Audit Committee: (i) reviewed and discussed the audited financial statements with the Company's management; (ii) discussed with Grant Thornton LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61); (iii) received the written disclosures and the letter from Grant Thornton LLP required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; (iv) discussed with representatives of Grant Thornton LLP the accounting firm's independence; and (v) in reliance on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission.

         This report has been executed by each person who served as a member of the Company's Audit Committee at the time of filing the Proxy Statement.

                                AUDIT COMMITTEE:

                                DAVID L. MANNING
                                JOHN V. TIBERI, JR.
                                DAVID T. VANDEWATER

(1) The material in this section entitled "Report of the Audit Committee" is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

COMPENSATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         AUDIT FEES. The Company incurred aggregate fees of $119,302 from Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and for the reviews of the financial statements included in the Company's Form 10Qs for the first three quarters of the fiscal year 2001.

         ALL OTHER FEES. Grant Thornton LLP billed the Company aggregate fees of $42,306 for other professional services, including tax-related services, for the fiscal year ended June 30, 2001.

         The Audit Committee of the Company's Board of Directors considered whether the provision of non-audit services by the independent public accountants is compatible with maintaining the accountants' independence.

EXECUTIVE COMMITTEE

         In August 1998, concerns arose regarding the Company's financial reporting. In response, the Board of Directors formed an Executive Committee composed entirely, at the time of formation, of non-employee directors to exercise the full powers of the Company's Board of Directors. During the fiscal year ended June 30, 2001, the Executive Committee had only one member, David R. Proctor. The Executive Committee did not hold a meeting during the fiscal year ended June 30, 2001.

COMPENSATION AND STOCK OPTION COMMITTEE

         The Compensation and Stock Option Committee is responsible for setting and approving the salaries, bonuses and other compensation for the Company's executive officers, establishing compensation programs, and determining the amounts and conditions of grants of awards under the Company's Stock Incentive Plan and Stock Option Plan. The Company's Compensation and Stock Option Committee generally consists of non-employee directors who are not executive officers of the Company. During the fiscal year ended June 30, 2001, the Compensation and Stock Option Committee of the Company's Board of Directors consisted of David L. Manning, William G. Scott, David T. Vandewater, and John
V. Tiberi, Jr., none of whom was an executive officer or employee of the Company during the fiscal year ended July 30, 2001. No executive officer of the Company served during the fiscal year ended June 30, 2001 or serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board of Directors or Compensation Committee. During the fiscal year ended June 30, 2001, the Compensation and Stock Option Committee held 4 meetings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         THE COMPENSATION AND STOCK OPTION COMMITTEE OBJECTIVES. The Company's compensation programs are designed by the Compensation and Stock Option Committee to achieve four fundamental objectives: (1) to provide competitive salary levels and compensation incentives that attract and retain qualified executives; (2) to motivate executives to achieve specific strategic short-term and long-term objectives of the Company; (3) to recognize individual performances and achievements as well as the performance of the Company relative to its peers; and (4) to link the interests of senior management with the long-term interest of the Company's shareholders through compensation opportunities in the form of stock ownership. At present, these objectives are met through a program composed of salary, cash bonus, and long-term incentive opportunities in the form of stock options.

         CHIEF EXECUTIVE OFFICER COMPENSATION. During the fiscal year ended June 30, 2001, the Company had two Chief Executive Officers. The Compensation Committee's deliberations regarding compensation of each of the two Chief Executive Officers were as follows: With respect to Mr. Proctor, the Committee set Mr. Proctor's annual salary, based upon competitive factors, at $275,000. Mr. Proctor was not paid any bonus during fiscal year 2001. Mr. Hammack was hired as Chief Executive Officer in January 2001. The Committee's deliberations regarding his compensation took into account his prior experience and competitive factors. For fiscal year 2001, Mr. Hammack's annual base salary was set at $200,000. Mr. Hammack was paid a bonus in the total amount of $56,250 during fiscal year 2001 in accordance with the attainment of the set goals and objectives of the bonus plan. Upon joining the Company, Mr. Hammack was issued a non-qualified option to purchase 500,000 shares at an exercise price of $1.51 per share. This option vests as follows: 100,000 shares vest on the date Mr. Hammack establishes principal residence in the State of Florida by purchasing a real property therein and the remaining 400,000 shares vest in 3 equal annual installments, beginning on December 22, 2001.

         OTHER EXECUTIVE SALARIES. Base salaries for management employees are determined initially by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent, and the compensation practices among industry competitors and for public companies of the size of the Company. Salary adjustments are determined and normally made at 12-month intervals.

         BONUSES. The Company offers a bonus program for executives designed to provide incentive bonuses to executives who contributed materially to the Company's success during the most recently completed fiscal year. The bonus program is intended to enable the Company executives to participate in the Company's success as well as to provide incentives for future performance. In determining the amounts to be awarded as bonuses, the Compensation and Stock Option Committee takes into account a number of factors, including the Company's gross revenue, net income, cash flow, individual performance and achievement, and competitive factors. Effective January 1, 2001, the Board of Directors changed the bonus program factors that determine bonus payout to be the Company's gross revenue and net income.

         LONG TERM INCENTIVES. Under the Company's stock plans, the Compensation and Stock Option Committee may grant to certain employees of the Company a variety of long-term incentives, including non-qualified stock options, incentive stock options, stock appreciation rights, grants of stock or performance awards. In granting these incentives to executives, the Committee considers those factors described above in this Committee Report regarding compensation decisions.

                                    COMPENSATION AND STOCK OPTION COMMITTEE:

                                    WILLIAM G. SCOTT
                                    DAVID L. MANNING
                                    JOHN V. TIBERI, JR.
                                    DAVID T. VANDEWATER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee, consisting of directors Messrs. William G. Scott, David L. Manning, David T. Vandewater (served since August 21, 2000) and John V. Tiberi, Jr.

(served since November 2, 2000), was at any time during the fiscal year ended June 30, 2001 an officer or employee of the Company. No executive officer of the Company served during the fiscal year ended June 30, 2001 or serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board of Directors or Compensation Committee. William G. Scott and David T. Vandewater participated in the Fernwood Financing (as defined below in Related Transactions).

                               EXECUTIVE OFFICERS

         Certain biographical information concerning the Company's executive officers is presented below.

         NAME                    AGE   POSITION
         Scott J. Hammack(1)     36    Chief Executive Officer and Chairman of the Board of Directors
         Patrick J. Clawson      37    President
         Michael Matte           42    Chief Financial Officer and Vice President Finance
         Michael G. Wittig       37    Vice President Software Development and Chief Technical Officer
         Adriana Kovalovska      32    Vice President Legal Affairs, Corporate Counsel and Secretary

         (1) For biographical information on Mr. Hammack, see "Election of Directors--Nominees."

         Patrick J. Clawson. Prior to joining the Company in January 2001, Mr. Clawson served as Senior Vice President of Business Development at Allscripts, Inc. from May 2000 to January 2001; Vice President of Sales and Marketing at MasterChart, Inc. from October 1998 to May 2000; Senior Director for the Southeastern U.S. region at Reynolds and Reynolds Healthcare Systems from January 1998 to October 1998; and in various positions of increasing responsibility at Lanier Worldwide, Inc. from 1986 to January 1998.

         Michael Matte. Prior to joining the Company in February 2001, Mr. Matte served as Chief Financial Officer of Amerijet International, Inc. from June 1998 to February 2001; Chief Financial Officer of Intime Systems International from October 1994 to June 1998; Chief Financial Officer of Torwest, Inc. from October 1992 to October 1994. Mr. Matte, a certified public accountant, began his career at PricewaterhouseCoopers, where he worked for 11 years.

         Michael G. Wittig. Mr. Wittig was appointed the Company's Vice President of Development in February 1998. In February 1999, Mr. Wittig was also appointed the Company's Chief Technical Officer. Since joining the Company in 1992, Mr. Wittig has served as Director of Software Development, as Manager of Software Development, and in various other software development positions.

         Adriana Kovalovska. Ms. Kovalovska, an attorney, was appointed the Company's Vice President of Legal Affairs in July 2000. Since joining the Company in January 1998, she has served as Associate Counsel and from February 2000 as the Company's Corporate Counsel and Secretary. Ms. Kovalovska is responsible for administering legal, regulatory and compliance activities for the Company. In 1996, Ms. Kovalovska completed an internship with the U.S. Securities and Exchange Commission, Division of Enforcement.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and certain of the Company's other executive officers (collectively, the "named executive officers") for the fiscal years ended June 30, 2001, June 30, 2000, and June 30, 1999.

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                                       ALL OTHER
                                                                                                     COMPENSATION
                                                   ANNUAL COMPENSATION              AWARDS(6)           ($)(3)
                                             --------------------------------------------------------------------
                                                                     Other
                                                                     Annual
                                                                    Compen-
                                   Fiscal     Salary      Bonus       sation         Options
Name and Principal Position         Year       ($)       ($)(1)      ($)(2)            (#)
-----------------------------------------------------------------------------------------------------------------
SCOTT J. HAMMACK                    2001      99,231     56,250       69,877          500,000             3,735
   Chairman and Chief
   Executive Officer (Became
   CEO on January 2, 2001)
DAVID R. PROCTOR(4)                 2001     179,808         --           --               --            59,711
   Chairman, President and          2000     260,000     81,250       25,580           50,000            13,925
   Chief Executive Officer          1999      62,700         --           --          475,000             3,310
   (Served as CEO from
   March 15, 1999 to
   January 2, 2001)

PATRICK J. CLAWSON                  2001      67,500     42,188       11,270          250,000             6,181
  President (Became
  President on January 18,
  2001)
MICHAEL MATTE                       2001      61,538     45,000           --          100,000             3,411
  Vice President Finance and
  Chief Financial Officer
  (Became CFO on February
  14, 2001)
MICHAEL G. WITTIG(5)                2001     165,000     47,953           --           50,000            13,387
  Vice President Software           2000     150,000     37,500           --           55,600             7,973
  Development & Chief               1999     139,269     37,500           --           94,400             9,743
  Technical Officer
ADRIANA KOVALOVSKA                  2001     109,231     27,844           --           40,000             4,983
   Vice President Legal             2000      84,308     16,223           --           50,000             4,855
   Affairs (Became VP Legal         1999      80,769      4,000           --            5,000                69
   Affairs on July 14, 2000)
TERRENCE A. ZIELINSKI               2001     114,231         --           --               --            90,971
  Vice President Finance and        2000     150,000     37,500           --           25,000             8,032
  Chief Financial Officer           1999     126,923     52,500           --          150,000             3,812
  (Served until February 14,
  2001)
KAREN E. BOWLING                    2001      89,835     13,500        4,254           25,000             5,589
   Vice President Marketing         2000      62,313     15,188       37,344          100,000             4,881
  (Served from January 3,
  2000 to February 28, 2001)

(1) The following amounts of bonuses for the fiscal year ended June 30, 2001 were accrued during such period but were not yet paid: Mr. Hammack--$6,250; Mr. Clawson--$4,688; Mr. Matte--$45,000; Mr.
         Wittig--$2,578; Ms. Kovalovska--$1,719. The following amounts of bonuses for the fiscal year ended June 30, 2000 were accrued during such period but were paid in August 2000: Mr. Zielinski--$15,000; Mr. Wittig--$22,500; Ms. Bowling--$6,750; Ms. Kovalovska--$8,685. The following amounts of bonuses for the fiscal year ended June 30, 1999 were accrued during such period but were paid in July 1999: Mr. Zielinski--$30,000; Mr. Wittig--$37,500; Ms. Kovalovska--$2,500.

(2) The following amounts for fiscal year ended June 30, 2001 represent relocation expenses paid by the Company: Mr. Hammack--$69,877; Mr. Clawson--$11,270; Ms. Bowling--$4,254. The following amounts for fiscal year ended June 30, 2000 represent relocation expenses paid by the Company to Ms. Bowling--$37,344; and car, airline and accommodation expenses paid by the Company to Mr. Proctor--$25,580. The amounts do not include the value of securities purchased by Mr. Hammack from the Company during fiscal year 2001 in connection with a non-compensation-related investment in the Company.

(3) Amounts reported represent contributions to the Company's Retirement Plan and term life insurance premiums paid by the Company. In addition, the amounts reported in fiscal year ended June 30, 2001 include the following amounts paid by the Company for accrued and unused paid-time-off to the following individuals and in the following amounts: Mr. Proctor--$50,970; Mr. Zielinski--$29,203; Ms. Bowling--$20,610. Also, the amounts reported in fiscal year ended June 30, 2001 include a severance payment in the amount of $55,212 paid by the Company to Mr. Zielinski.

(4) Mr. Proctor's salary amount in fiscal year 1999 does not include amounts received by Mr. Proctor for services performed as non-employee director which amount was $18,584. Mr. Proctor's options do not include the options granted to Mr. Proctor in his capacity as non-employee director during the fiscal year ended June 30, 1999.

(5) The options issued during the fiscal year ended June 30, 1999 include an option for 50,000 shares and an exchange option for 44,400 shares. The exchange option replaced 5 old option awards that were issued to Mr. Wittig on various dates from 1996 through 1998.

(6) Does not include the securities or the value of the securities issued to Mr. Proctor, Mr. Wittig and Mr. Zielinski upon conversion of promissory notes held by these individuals in connection with a non-compensation-related financing of the Company.

OPTION GRANTS IN THE FISCAL YEAR ENDED JUNE 30, 2001

         The following table shows all grants during the fiscal year ended June 30, 2001 of stock options under the Company's stock option plans to the named executive officers.

                                INDIVIDUAL GRANTS

--------------------------------------------------------------------------------------------------------
                              Number of     Percent of    Exercise   Expiration    Potential Realizable
                             Securities   Total Options   or Base       Date         Value At Assumed
                             Underlying     Granted to     Price                  Annual Rates of Stock
                               Option      Employees in    ($/Sh)                 Price Appreciation for
                               Granted     Fiscal Year                               Option Term(3)
           Name                (#)(1)         (%)(2)                                5%($)         10%($)
--------------------------------------------------------------------------------------------------------

Scott J. Hammack               500,000        26.86         1.51      12/21/05     208,593       460,935
Patrick J. Clawson             250,000        13.43         1.50        1/2/06     103,606       228,941
Michael Matte                  100,000         5.37         3.80       2/12/06     104,987       231,994
Michael G. Wittig               50,000         2.69         1.50       12/5/05      20,721        45,788
Adriana Kovalovska              10,000         0.54         4.00        8/9/05      11,051        24,420
                                30,000         1.61         1.50       12/5/05      12,433        27,473
Karen Bowling(4)                25,000         1.34         1.50       2/28/01           0             0

*Less than 1.0%

(1) The options vest in 3 equal annual increments and expire 5 years from the date of grant, except as follows: Mr. Hammack's option to purchase 500,000 shares of the Company's common stock shall vest in the following increments: 100,000 shares vest on the date Mr. Hammack establishes principal residence in the State of Florida by purchasing a real property therein and the remaining 400,000 shares vest in 3 equal annual installments, beginning on December 22, 2001; Mr. Clawson's option to purchase 250,000 shares of the Company's common stock shall vest in the following increments: 50,000 shares vest on the date Mr. Clawson establishes principal residence in the State of Florida by purchasing a real property therein and the remaining 200,000 shares vest in 3 equal annual installments, beginning on January 3, 2002.

(2) The amount of total options granted to employees during the fiscal year ended June 30, 2001 (1,861,850 shares) excludes options issued to the members of the Company's Board of Directors.

(3) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% annualized stock price growth rates from grant dates to expiration dates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock based upon growth at these prescribed rates. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown factors. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company. There can be no assurance that the amounts reflected in this table will be achieved.

(4) In connection with Ms. Bowling's separation from the Company, the option reported in this table was terminated as of February 28, 2001 and the total amount of Ms. Bowling's exercisable shares under Ms. Bowling's remaining option was set at 60,000, and the expiration date was set at February 28, 2002.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED JUNE 30, 2001 AND FISCAL YEAR-END VALUES

         The following table provides information as to the number and value of unexercised options to purchase the Company's Common Stock held by the named executive officers at June 30, 2001, based on a closing sale price of $2.30 on June 29, 2001. None of the named executive officers exercised any options during the fiscal year ended June 30, 2001.

                                       NUMBER OF SECURITIES UNDERLYING
                                        UNEXERCISED OPTIONS AT FISCAL        VALUE OF UNEXERCISED IN-THE-MONEY
                                                 YEAR-END(#)                  OPTIONS AT FISCAL YEAR-END($)
                NAME                      EXERCISABLE/UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE(1)
  ---------------------------------- ------------------------------------- --------------------------------------
  Scott J. Hammack                          100,000 / 400,000                           79,000 / 316,000
  David R. Proctor                          536,791 /  33,334                          595,058 /       0
  Patrick Clawson                                 0 / 250,000                                0 / 200,000
  Michael Matte                                   0 / 100,000                                0 /       0
  Michael G. Wittig                          96,265 / 103,735                           91,996 /  70,153
  Adriana Kovalovska                         24,998 /  75,002                           12,674 /  32,651
  Terrence A. Zielinski                     175,000 /       0                          148,500 /      0
  Karen E. Bowling                           60,000 /       0                                0 /      0

(1) Based on the difference between the closing price of the Company's common stock on June 29, 2001 ($2.30) and the exercise price of the options.

COMPENSATION PLANS

         Executive Employment Arrangements. The Company and Mr. Hammack entered into an agreement effective as of January 2, 2001 (the "Hammack Employment Agreement"). The Hammack Employment Agreement provides for the employment of Mr. Hammack as Chief Executive Officer of the

Company at an annual base salary of $200,000 for fiscal year 2001. The Hammack Employment Agreement provides for Mr. Hammack to receive a target bonus equal to 100% of his annual base salary upon the achievement of certain performance objectives established by the Company.

         The Company may terminate the Hammack Employment Agreement for "cause." The Hammack Employment Agreement defines "cause" as acts of willful misconduct or gross negligence by Mr. Hammack in performance of his material duties or obligations to the Company, or conviction of Mr. Hammack of a felony involving moral turpitude, or a material act of dishonesty or breach of trust by Mr. Hammack, intended to enrich Mr. Hammack at the expense of the Company. If the Hammack Employment Agreement is terminated by the Company other than for "cause" or the death, disability or normal retirement of Mr. Hammack or by Mr. Hammack for "good reason," Mr. Hammack will receive severance pay equal to his annual base salary as in effect immediately prior to termination, and all of Mr. Hammack's stock options and stock appreciation rights will be exercisable at termination. If Mr. Hammack's employment with the Company is terminated within one year following a "change in control" of the Company (other than as consequence of death, disability or normal retirement of Mr. Hammack) by the Company for any reason whatsoever or by Mr. Hammack for "good reason," Mr. Hammack will receive severance equal to his annual base salary as in effect immediately prior to termination and all of Mr. Hammack's stock options and stock appreciation rights will become exercisable at termination. If Mr. Hammack's employment is terminated at any time by the Company or by Mr. Hammack, other than within one year of a "change in control," the Company may, at its sole discretion and upon certain conditions, prohibit Mr. Hammack from engaging in any business competitive with the business of the Company for a six-month period following the effective date of termination.

         In addition to the Hammack Employment Agreement, the Company has employment agreements with Mr. Clawson, Mr. Matte, Mr. Wittig and Ms. Kovalovska. Such employment agreements, other than the Hammack Employment Agreement, are referred to herein as the "Executive Employment Agreements." Under such Executive Employment Agreements, for fiscal year 2001 the annual base salaries were $150,000 for Mr. Clawson; $160,000 for Mr. Matte, $165,000 for Mr. Wittig and $110,000 for Ms. Kovalovska; and the target bonuses were 100% for Mr. Clawson and Mr. Matte, and 50% for Mr. Wittig and Ms. Kovalovska of annual base salary, based on achievement of certain performance targets under the Company's bonus program.

         The Executive Employment Agreements may be terminated by either the Company or the respective executive officer at any time. In the event the executive officer resigns without "good reason" or is terminated for "cause," compensation under the employment agreements will end. In the event any such employment agreement is terminated by the Company without "cause" or the executive officer resigns for "good reason," the terminated executive officer will receive, among other things, severance compensation equal to a specified multiple of such employee's annual base salary and target bonus under the Company's bonus program. In addition, upon termination of employment the non-statutory options and stock appreciation rights of such executive officers that are exercisable within a specified number of months after the date of termination will be immediately exercisable and certain other awards previously made under any of the Company's compensation plans or programs and previously not paid will immediately vest on the date of such termination.

         The Executive Employment Agreements contain severance provisions that apply if the executive officer's employment is terminated within one year after the occurrence of a change of control. In the event that the employee is terminated within one year following the occurrence of a change in control by the Company for any reason or by the employee for "good reason", the employee will be entitled to receive on the date of the termination an amount equal to, among other things, a specific multiple of the employee's base salary, target bonus under the Company's bonus program, and any performance award payable under the Stock Incentive Plan (the "Stock Incentive Plan"), the Stock Option Plan or similar plan, as well as any other benefits which the employee would be entitled to where termination was without "cause" or with "good reason" by employee.

         In addition to the information stated above, each of the Executive Employment Agreements provides for the executive to receive options to acquire shares of the Company's Common Stock and/or to participate in the Company's stock option plans. The amounts and certain terms of the options are described elsewhere in this Proxy Statement. In general, the options become immediately exercisable upon a change in control of the Company.

         Stock Incentive Plan. All salaried employees and non-employee directors of the Company are eligible to participate in the Stock Incentive Plan. An eligible employee may receive an award under the Plan, however, only if selected by the Compensation Committee or Board of Directors. The maximum number of shares of Common Stock that may be issued under the Stock Incentive Plan is 2,400,000.

         Stock Option Plan. All employees, consultants and directors of the Company are eligible to participate in the Stock Option Plan. An eligible participant may receive an award under the Stock Option Plan, however, only if selected by the Compensation Committee or Board of Directors. The Company's Board of Directors initially adopted the Stock Option Plan on September 4, 1998. The maximum number of shares of Common Stock that may be issued under the Stock Option Plan is 7,000,000.

         Employee Stock Purchase Plan. All salaried employees are eligible to participate in the Company's Employee Stock Purchase Plan under which salaried employees can purchase the Company's Common Stock at 85% of the fair market value through payroll deductions of up to 10 percent of the employee's base salary. The Company's Board of Directors adopted the Employee Stock Purchase Plan on December 8, 1999 and the Company's shareholders approved the Employee Stock Purchase Plan on December 6, 2000. The maximum number of shares of Common Stock that may be issued under the Employee Stock Purchase Plan is 2,500,000.


                              DIRECTOR COMPENSATION

         Upon joining the Board of Directors, all non-employee directors receive options to purchase 10,000 shares of Common Stock of the Company.

         During the fiscal year ended June 30, 2001, the annual compensation of non-employee directors was as follows: on the date of each annual meeting of shareholders, each non-employee director was automatically granted an option to purchase 5,000 shares of Common Stock of the Company. All such options were non-statutory stock options, immediately exercisable, and priced at 100% of the fair market value on the date of grant. In addition to grants pursuant to the Company's stock option plans, non-employee directors of the Company received a $15,000 annual retainer (paid quarterly) and $1,000 per Board of Directors meeting attended and $1,000 for attendance at any meeting of a committee of the Board of Directors, except for committee meetings held on the same day as Board of Directors meetings, in which case no such fee was payable.

         Effective April 1, 2001, the annual compensation of non-employee directors (with the exception of Mr. John V. Tiberi, Jr., whose compensation through December 31, 2001 will remain as described above) was fixed as follows: each non-employee director serving on the Board of Directors receives options to purchase, in the aggregate, 13,000 shares of Company's common stock per year and each non-employee director serving on any committee of the Board of Directors receives options to purchase, in the aggregate, 1,000 shares of Company's common stock per year per committee service; all such options are issued quarterly in pro-rated amounts of shares. The options are non-statutory stock options, immediately exercisable, and priced at 100% of the fair market value on the date of grant.

         Directors are also reimbursed for travel and lodging expenses in connection with Board of Directors and committee meetings.

                                PERFORMANCE GRAPH

         The following graph shows the Company's cumulative total return to shareholders, based on an initial investment of $100, compared to Standard & Poor's 500 Index and the Peer Group (defined below) over the period from June 30, 1996 and the end of the fiscal year ended June 30, 2001. Total shareholder return assumes dividend reinvestment. The stock performance shown on the following graph is not indicative of future price performance.

         The Old Peer Group is composed of RSA Security, Inc. (formerly known as Security Dynamics Technologies), Secure Computing Corporation, Networks Associates, Inc., and Axent Technologies, Inc. These companies' shares were first publicly traded as follows: RSA Security, Inc. on December 14, 1994; Secure Computing Corporation on November 17, 1995; Networks Associates Incorporated on October 10, 1994; and Axent Technologies Incorporated on April 24, 1996.

         The New Peer Group is composed of Secure Computing Corporation, SonicWall, Inc. and WatchGuard Technologies, Inc. These companies' shares were first publicly traded as follows: Secure Computing Corporation on November 17, 1995; SonicWall, Inc. on November 16, 1999 and WatchGuard Technologies, Inc. on July 30, 1999.

         The Company's shares were first traded publicly on October 14, 1994. During the fiscal year 1996, the Company changed its fiscal year end from September 30 to June 30.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
  AMONG CYBERGUARD CORPORATION, THE S & P 500 INDEX AND A NEW PEER GROUP AND AN
                                 OLD PEER GROUP


                              [GRAPH APPEARS HERE]


CYBERGUARD CORPORATION                   Cumulative Total Return
                           --------------------------------------------------------
                             6/96      6/97      6/98     6/99      6/00      6/01
CYBERGUARD CORPORATION     100.00     51.45     55.80    12.14     31.52     13.62
S & P 500                  100.00    134.70    175.33   215.22    230.83    196.59
NEW PEER GROUP             100.00     25.54     42.93    10.60     81.80     39.39
OLD PEER GROUP             100.00    142.39    137.86    55.79    112.34     73.62

* Reflects $100 invested on June 30, 1996 in stock or index

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 30, 2001 by:
(i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock; (ii) each director of the Company; (iii) each of the Company's current named executive officers; and (iv) all current directors and executive officers as a group. The calculation of the percentage of outstanding shares is based on 18,632,962 shares outstanding on September 30, 2001. Unless otherwise indicated, each of the shareholders named in this table: (a) has sole voting and investment power with respect to all shares of Common Stock beneficially owned and (b) has the same address as the Company.

    NAME/ADDRESS                                                         NUMBER OF SHARES   PERCENT OF CLASS
    -------------------------------------------------------------------- ------------------ ------------------
    Scott J. Hammack(1) ...............................................       448,891                2.41
    David R. Proctor(2)................................................       877,013                4.70
    Patrick J. Clawson(3) .............................................        59,420                *
    Michael Matte(3)...................................................         1,510                *
    Michael G. Wittig(3)...............................................       178,666                *
    Adriana Kovalovska(3) .............................................        35,595                *
    John V. Tiberi, Jr.(3) ............................................        20,000                *
    David T. Vandewater(4).............................................       376,575                2.02
    David L. Manning(3)................................................        51,607                *
    William G. Scott(3)................................................       241,575                1.30
    Richard L. Scott(5) ...............................................     9,353,925               50.20
    Fernwood Partners II, LLC(3).......................................     8,920,525               47.88
         100 First Stamford Place, Suite 625,
         Stamford, Connecticut 06902
    All directors and executive officers as a group (11 persons) ......    11,644,777               62.50
    * Less than 1%

(1) Includes: (a) 100,000 shares in options that are currently exercisable by Mr. Hammack to purchase Common Stock; (b) 205,357 shares of restricted Common Stock and 142,857 shares of Common Stock for warrant issued by the Company as a result of an investment transaction in January 2001; and (c) 677 shares of Common Stock owned by Mr. Hammack under the Company's 401(k) plan.

(2) Includes: (a) 536,791 shares in options that are currently exercisable by Mr. Proctor to purchase Common Stock; (b) 150,000 shares of Common Stock for warrant and 165,344 shares of restricted Common Stock as a result of the conversion of the promissory note issued in connection with the Fernwood Financing in August 1999; (c) 20,000 shares of Common Stock owned by Mr. Proctor and his wife; and (d) 4,878 shares of Common Stock owned by Mr. Proctor.

(3) Includes (a) options that are currently exercisable to purchase Common Stock in the following amounts: Mr. Clawson--50,000; Mr. Wittig--78,535; Ms. Kovalovska--33,331; Mr. Tiberi--20,000; Mr.
         Manning--30,500; and Mr. William Scott--30,500; (b) shares of Common Stock for warrants issued by the Company in connection with the Fernwood Financing in August 1999 in the following amounts: Mr. Wittig--37,000; Mr. William Scott--100,000; and Fernwood Partners II, LLC--1,741,361; (c) shares of restricted Common Stock as a result of the conversion of the promissory note and exercise of warrants issued by the Company in connection with the Fernwood Financing in August 1999: Mr. Manning--21,107; and Fernwood Partners II, LLC--7,179,164;
         (d) shares of restricted Common Stock as a result of the conversion of the promissory notes issued in connection with the Fernwood Financing in August 1999: Mr. Wittig--41,567;

         Mr. William Scott--$111,075; (e) shares of Common Stock under the Company's 401(k) plan: Mr. Clawson--1,420; Mr. Matte--1,510; Mr. Wittig--10,484; Ms. Kovalovska--2,264; (f) 8,000 shares of Common Stock owned by Mr. Clawson; and (g) shares of Common Stock under the Company's Employee Stock Purchase Plan: Mr. Wittig--11,080.

(4) Includes: (a) 27,500 shares in options that are currently exercisable by Mr. Vandewater to purchase Common Stock; (b) 211,075 shares of restricted Common Stock as a result of the conversion of the promissory note and exercise of warrant issued by the Company in connection with the Fernwood Financing in August 1999; (c) 69,832 shares of Common Stock owned by Mr. Vandewater; and (d) 34,084 shares of Common Stock owned by David T. Vandewater Trust I and 34,084 shares of Common Stock owned by David T. Vandewater Trust II.

(5) Includes: (a) 8,920,525 shares held by Fernwood Partners II, LLC of which Mr. Scott is a major equity holder; (b) 16,500 shares in options that are currently exercisable by Mr. Scott to purchase Common Stock; and (c) 416,900 shares of Common Stock owned by spouse's trust, Frances
         A. Scott Revocable Trust.


                              RELATED TRANSACTIONS

         In August 1999, the Company entered into a financing transaction with Fernwood Partners II, LLC ("Fernwood") and certain officers, directors and employees of the Company, through which the Company obtained a total amount of $4,313,484 (the "Fernwood Financing"). In the Fernwood Financing, Fernwood provided $3,699,484, William G. Scott provided $100,000, David T. Vandewater provided $100,000, and David R. Proctor provided $150,000. The remaining $264,000 was provided by certain other directors, executive officers and employees of the Company. All of the financing consisted of promissory notes convertible into the Company's Common Stock at $1 per share and warrants to purchase an equivalent number of shares of the Company's Common Stock at $2.00 per share. The Fernwood Financing, bearing interest at a rate of 11.5% per annum, is secured by a lien on all of the Company's assets. The officers, directors and employees of the Company participating in the Fernwood Financing have granted to Fernwood the right to act as their agent for purposes of enforcing their rights in the event that the Company should default on its obligations. Part of the proceeds from this financing was used to repay a $1,125,000 loan and accrued interest to Fernwood Partners, LLC, a limited liability company that provided financing to the Company in December 1998.

         In December 2000, the Company completed an additional $1,000,000 financing transaction with Fernwood, which was constructed as an add-on to the earlier Fernwood Financing, consisting of a promissory note convertible into shares of Company's common stock at $1.51 per share and a warrant to purchase an additional 333,877 shares of the Company's common stock at $2.51 per share.

         In January 2001, Fernwood and certain directors elected to convert their promissory notes into shares of common stock. In addition, certain directors elected to exercise their warrants and Fernwood exercised a warrant to purchase 2,292,000 shares of common stock. In May 2001, the majority of all officers and employees who participated in the Fernwood Financing converted their promissory notes into shares of common stock.

         Mr. William G. Scott, a member of the Company's Board of Directors, is the brother of Mr. Richard L. Scott, who, with his wife, is a major equity holder of Fernwood. Mr. Richard L. Scott is also a major equity holder of Fernwood Partners, LLC and is a nominee director at this Annual Meeting.

         In January 2000, Mr. Scott J. Hammack invested $500,000 to purchase 142,857 shares of the Company's common stock at $1.75 share and 62,500 shares of the Company's common stock at $4.00 per share. In conjunction with the purchase of the 142,857 shares of common stock, Mr. Hammack was granted a warrant to purchase 142,857 shares of the Company's common stock at $1.75 per share. The warrant is exercisable any time prior to December 25, 2005.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, the Company's directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified monthly and annual due dates, their initial ownership and all subsequent acquisitions, dispositions or other transfers of interest in Common Stock, if and to the extent reportable events occur which require reporting of such due dates. The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. To the Company's knowledge, all such filing requirements of the Company's directors, executive officers and each beneficial owner of more than 10% of the Common Stock were satisfied in full for the fiscal year ended June 30, 2001. The foregoing is based upon reports furnished to the Company and written representations and information provided to the Company by the persons required to make such filings.

                                  ANNUAL REPORT

         Shareholders may obtain a copy (without exhibits) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 as filed with the Securities and Exchange Commission without charge by writing to: Corporate Communications, CyberGuard Corporation, 2000 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

                              SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Shareholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 2002 Annual Meeting, shareholder proposals must be received by the Company at its offices at 2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida 33309 by no later than July 5, 2002 and must otherwise comply with the requirements of Rule 14a-8.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to come before the 2001 Annual Meeting. If, however, any other matters properly come before the 2001 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

                                   APPENDIX A

                             CYBERGUARD CORPORATION

             SECOND AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN


          Dated September 4, 1998, as amended through October 16, 2001

1.       Purpose

         The purpose of the CyberGuard Corporation Employee Stock Option Plan (the "Plan") is to promote the long-term growth and performance of CyberGuard Corporation (the "Corporation") and its affiliates and to attract and retain outstanding individuals by awarding stock options, stock appreciation rights, performance awards, restricted stock and/or other stock-based awards.

2.       Definitions

         The following definitions are applicable to the Plan:

         "Award" means the grant of Options, SARs, Performance Awards, Restricted Stock or other stock-based award under the Plan.

         "Board" means the Board of Directors of the Corporation.

         "Board Committee" means the Compensation Committee of the Board, or in lieu thereof, the Board may appoint any committee of at least two directors to administer the Plan.

         "Change of Control" means any of the events set forth below; provided, however, that the Board Committee, in its sole discretion, may specify a more restrictive definition of Change of Control in any Award agreement and, in such event, the definition of Change of Control set forth in the Award agreement shall apply to the Award granted under such Award agreement:

                  (a) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (i) 20% of the Outstanding Corporation Common Stock or (ii) 20% of the Corporation Voting Securities; provided, however, that the following shall not constitute a Change of Control: any acquisition by (1) the Corporation or any of its Subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries, or (2) any corporation with respect to which, following such acquisition, more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be; or

                  (b) Individuals who constitute the Incumbent Board cease for any reason to constitute in excess of three-fourths (3/4) of the Board; provided, however, that any individual becoming a director subsequent to September 4, 1998 whose election or nomination for election by the Corporation was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board; or

                  (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such reorganization, merger of consolidation, as the case may be; or

                  (d)      Approval by the stockholders of the Corporation of
(i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of 60% or more by value of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be, immediately prior to such sale or disposition.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the common stock of the Corporation, $.01 par value per share.

         "Corporation Voting Securities" means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors for the Board.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means, on any date, the closing sale price of one share of Common Stock, as reported in the NASDAQ National Market System or any national securities exchange on which the Common Stock is then listed, as published in the Wall Street Journal or another newspaper of general circulation, as of such date or, if there were no sales reported as of such date, as of the last date preceding such date as of which a sale was reported. In the event that the Common Stock is not listed on the NASDAQ National Market System or a national securities exchange, Fair Market Value shall be determined in good faith by the Board Committee in its sole discretion.

         "Grant Date" means the date on which an Option under Section 5.1 hereof or a SAR under Section 6.1 hereof is granted.

         "Incumbent Board" means the Board as constituted as of September 4, 1998.

         "Non-Statutory Stock Option" means an option to purchase shares of Common Stock which is not an Incentive Stock Option.

         "Option" means any option to purchase shares of Common Stock granted under Sections 5.1 and 10.1 hereof.

         "Option Price" means the purchase price of each share of Common Stock under an Option.

         "Outstanding Corporation Common Stock" means, at any time, the issued and outstanding shares of Corporation Common Stock.

         "Participant" means any employee or consultant of the Corporation and its affiliates, or members of the Board, designated by the Board Committee to receive an Award under the Plan.

         "Performance Award" means an Award of shares of Common Stock granted under Section 7 hereof.

         "Performance Period" means the period of time established by the Board Committee for achievement of certain objectives under Section 7.1 hereof.

         "Restriction Period" means the period of time specified in a Performance Award agreement or a Restricted Stock agreement, as the case may be, between the Participant and the Corporation during which the following conditions remain in effect: (i) certain restrictions on the sale or other disposition of shares of Common Stock awarded under the Plan, and (ii) subject to the terms of the applicable agreement, a requirement of continued employment of the Participant in order to prevent forfeiture of the Award.

         "Retirement" and "Termination upon Retirement" shall be deemed to have occurred at anytime when all of the following three events (a, b and c) have occurred:

                  (a) an employee: (i) is terminated without cause, or (ii) resigns his or her position with the Corporation, or
                           (iii) resigns for reasons of disability; and

                  (b) such termination occurs on or after his or her sixtieth (60th) birthday; and

                  (c) either (i) employee has at least ten (10) years of service with the Corporation, or (ii) employee has been continuously in the employ of the Corporation since July 1, 1996.

This provision shall apply only to employees, not consultants or others (that is, consultants or others under no circumstances may be deemed to have "retired" under the Plan.)

         "Stock Appreciation Rights" or "SARs" means the right to receive a cash payment from the Corporation equal to the excess of the Fair Market Value of a stated number of shares of Common Stock at the exercise date over a fixed price for such shares.

         "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.       Shares Subject to Plan

         3.1 Shares Reserved under the Plan. Subject to adjustment as provided in Section 3.2, no more than seven million (7,000,000) shares of Common Stock shall be cumulatively available for the grant of Stock Options under the Plan. Any Common Stock issued by the Corporation through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the shares available for grants under the Plan. Shares of Common Stock to be issued pursuant to the Plan may be authorized and unissued shares, treasury shares, or any combination thereof. Subject to
Section 6.2 hereof, if any shares of Common Stock subject to an Award hereunder are forfeited or any such Award otherwise terminates without the issuance of such shares of Common Stock to a Participant, or if any shares of Common Stock are surrendered by a Participant in full or partial payment of the Option Price of an Option, such shares, to the extent of any such forfeiture, termination or surrender, shall again be available for grant under the Plan; provided however, that shares of Common Stock surrendered by a Participant who is subject to
Section 16 of the Exchange Act, or any successor thereto, in payment of the Option Price, shall be available for grant under the Plan only to Participants not subject to such Section.

         3.2 Adjustments. Subject to Section 12 hereof, the aggregate number of shares of Common Stock which may be awarded under the Plan and outstanding Awards shall be adjusted by the Board Committee to reflect a change in the capitalization of the Corporation, including but not limited to, a stock dividend or split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders.

4.       Administration of Plan

         4.1 Administration by the Board Committee. The Plan shall be administered by the Board Committee; provided however, the Board Committee may delegate some or all of its authority and responsibility under the Plan with respect to Awards to Participants who are not subject to Section 16 of the Exchange Act to the Chief Executive Officer of the Corporation. In addition to the Board Committee, the Board also has discretion to issue awards under the Plan and references herein to the Board Committee taking action with respect to the Plan should be considered as also referring to the Board, where appropriate. The Board Committee shall have authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection herewith, and to make all other determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall be conclusive and binding on all persons and for all purposes. In addition, the Board Committee shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may, in the sole judgment and discretion of the Board Committee, be necessary or desirable to further the purpose of the Plan.

         4.2 Designation of Participants. Participants shall be selected, from time to time, by the Board Committee, from those employees and consultants of the Corporation and its affiliates, and from those members of the Board, who, in the opinion of the Board Committee, have the capacity to contribute materially to the continued growth and successful performance of the Corporation.

5.       Stock Options

         5.1 Grants. Options may be granted, from time to time, to such employees and consultants of the Corporation and its affiliates, and to such members of the Board, as may be selected by the Board Committee. The Option Price shall be determined by the Board Committee effective on the Grant Date; provided however, that such price shall not be less than fifty (50%) of the Fair Market Value of a share of Common Stock on the Grant Date. The number of shares of Common Stock subject to each option granted to each Participant, the terms of each option, and any other terms and conditions of an Option granted hereunder shall be determined by the Board Committee, in its sole discretion, effective on the Grant Date; provided however, that no option shall be exercisable any later than ten (10) years from the Grant Date. Each option shall be evidenced by an Option agreement between the Participant and the Corporation which shall specify the Option Price, the term of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option becomes exercisable and such other terms and conditions as the Board Committee shall determine. All Options issued under this Plan shall become immediately exercisable upon occurrence of a Change of Control.

         5.2 Payment of Option Price. No shares of Common Stock shall be issued upon exercise of an Option until full payment of the Option Price therefor by the Participant. Upon exercise, the Option Price may be paid in cash, in shares of Common Stock having a Fair Market Value equal to the Option Price, or in any combination thereof.

         5.3 Rights as Shareholders. Participants shall not have any of the rights of a shareholder with respect to any shares subject to an Option until such shares have been issued upon the proper exercise of such Option.

         5.4 Transferability of Options. Options granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except by will or by the laws of descent and distribution. All Options granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian or attorney-in-fact.

         5.5 Termination of Employment. If a Participant ceases to be an employee or a consultant of either the Corporation or of any of its affiliates, the Options granted hereunder shall be exercisable in accordance with the Option agreement between the Participant and the Corporation.

6.       Stock Appreciation Rights

         6.1 Grants. Stock Appreciation Rights may be granted, from time to time, to such employees and consultants of the Corporation and its affiliates, and to such members of the Board, as may be selected by the Board Committee. SARs may be granted at the discretion of the Board Committee either (i) in connection with an Option or (ii) independent of an Option. The price from which appreciation shall be computed shall be established by the Board Committee at the Grant Date; provided however, that such price shall not be less than fifty percent (50%) of the Fair Market Value of the number of shares of Common Stock subject of the grant on the Grant Date. In the event the SAR is granted in connection with an Option, the fixed price from which appreciation shall be computed shall be the Option Price. Each grant of a SAR shall be evidenced by a Stock Appreciation Rights agreement between the Participant and the Corporation which shall specify the type of SAR granted, the number of SARs, the conditions upon which the SARs vest and such other terms and conditions as the Board Committee shall determine.

         6.2 Exercise of SARs. SARs may be exercised upon such terms and conditions as the Board Committee shall determine; provided however, that SARs granted in connection with Options may be exercised only to the extent the related Options are then exercisable. Notwithstanding Section 3.1 hereof, upon exercise of a SAR granted in connection with an Option as to all or some of the shares subject of such Award, the related Option shall be automatically canceled to the extent of the number of shares subject of the exercise, and such shares shall no longer be available for grant hereunder. Conversely, if the related Option is exercised as to some or all of the shares subject of such Award, the related SAR shall automatically be canceled to the extent of the number of shares of the exercise, and such shares shall no longer be available for grant hereunder. All SARs shall become immediately exercisable upon occurrence of a Change of Control.

         6.3 Payment of Exercise. Upon exercise of a SAR, the holder shall be paid in cash the excess of the Fair Market Value of the number of shares subject of the exercise over the fixed price, which in the case of a SAR granted in connection with an Option shall be the Option Price for such, shares.

         6.4 Rights of Shareholders. Participants shall not have any of the rights of a shareholder with respect to any Options granted in connection with a SAR until shares have been issued upon the proper exercise of an Option.

         6.5 Transferability of SARs. SARs granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except by will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian, or attorney-in-fact.

         6.6 Termination of Employment. If a Participant ceases to be an employee or a consultant of either the Corporation or of any of its affiliates, SARs granted hereunder shall be exercisable in accordance with the Stock Appreciation Rights agreement between the Participant and the Corporation.

7.       Performance Awards

         7.1 Awards. Awards of shares of Common Stock may be made, from time to time, to such employees and consultants of the Corporation and its affiliates, and to such members of the Board, as may be selected by the Board Committee. The release of such shares to the Participant at the lapse of restriction on the sale or transfer of shares subject to such Awards shall be contingent upon (i) achievement of such corporate, sector, division or other objectives during the Performance Period as shall be established by the Board Committee and (ii) the expiration of the Restriction Period. Except as provided in the Performance Award agreement between the Participant and the Corporation, shares subject to such Awards under this Section 7.1 shall be released to the Participant only after the expiration of the relevant Restriction Period. Each Award under this Section 7.1 shall be evidenced by a Performance Award agreement between the Participant and the Corporation which shall specify the applicable performance objectives, the Performance Period, the Restriction Period, any forfeiture conditions and such other terms and conditions as the Board Committee shall determine. All restrictions applicable to Performance Awards shall immediately expire upon occurrence of a Change of Control.

         7.2 Stock Certificates. Upon an Award of shares of Common Stock under Section 7.1 of the Plan, the Corporation shall issue a certificate registered in the name of the Participant bearing the following legend and any other legend required by any federal or state securities laws or by the Florida Business Corporation Act:

                  "The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in the CyberGuard Corporation Employee Stock Option Plan, administrative rules adopted pursuant to such Plan and a Performance Award agreement between the registered owner and CyberGuard Corporation. A copy of the Plan, such rules and such agreement may be obtained from the Secretary of CyberGuard Corporation.

Unless otherwise provided in the Performance Award agreement between the Participant and the Corporation, such certificates shall be retained by the Corporation until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Corporation shall (i) cause the removal of the legend from the certificates for such shares as to which a Participant is entitled in accordance with the Performance Award agreement between the Participant and the Corporation and (ii) release such shares to the custody of the Participant.

         7.3 Rights as Shareholders. Subject to the provisions of the Performance Award agreement between the Participant and the Corporation, during the Performance Period, Participants may exercise full voting rights with respect to all shares awarded thereto under Section 7.1 hereof and shall be entitled to receive dividends and other distributions paid with respect to those shares. During the period between the completion of the Performance Period and the expiration of the Restriction Period, Participants may exercise full voting rights and shall be entitled to receive dividends and other distributions only as to the number of shares determined in accordance with the Performance Award agreement between the Participant and the Corporation.

         7.4 Transferability of Shares. Certificates evidencing the shares of Common Stock awarded under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of until the expiration of the Restriction Period.

         7.5 Termination of Employment. If a Participant ceases to be an employee or a consultant of either the Corporation or of one of its affiliates, the number of shares subject of the Award, if any, to which the Participant shall be entitled shall be determined in accordance with the Performance Award agreement between the Participant and the Corporation.

         7.6 Transfer of Employment. If a Participant transfers employment from one business unit of the Corporation or any of its affiliates to another business unit during a Performance Period, such Participant shall be eligible to receive such number of shares of Common Stock as the Board Committee may determine based upon such factors as the Board Committee in its sole discretion may deem appropriate.

8.       Restricted Stock Awards

         8.1 Awards. Awards of shares of Common Stock subject to such restrictions as to vesting and otherwise as the Board Committee shall determine, may be made, from time to time, to employees and consultants of the Corporation and its affiliates, and to such members of the Board, as may be selected by the Board Committee. The Board Committee may in its sole discretion at the time of the Award or at any time thereafter provide for the early vesting of such Award prior to the expiration of the Restriction Period. Each Award under this Section
8.1 shall be evidenced by a Restricted Stock agreement between the Participant and the Corporation which shall specify the vesting schedule, any rights of acceleration, any forfeiture conditions, and such other terms and conditions as the Board Committee shall determine. All restrictions applicable to Restricted Stock Awards shall immediately expire upon occurrence of a Change of Control.

         8.2 Stock Certificates. Upon an Award of shares of Common Stock under Section 8.1 of the Plan, the Corporation shall issue a certificate registered in the name of the Participant bearing the following legend and any other legend required by any federal or state securities laws or by the Florida Business Corporation Act.

                  "The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in the CyberGuard Corporation Employee Stock Option Plan, administrative rules adopted pursuant to such Plan and a Restricted Stock agreement between the registered owner and CyberGuard Corporation. A copy of the Plan, such rules and such agreement may be obtained form the Secretary of CyberGuard Corporation."

Unless otherwise provided in the Restricted Stock agreement between the Participant and the Corporation, such certificates shall be retained by the Corporation until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Corporation shall (i) cause the removal of the legend from the certificates for such shares as to which a Participant is entitled in accordance with the Restricted Stock agreement between the Participant and the Corporation and (ii) release such shares to the custody of the Participant.

         8.3 Rights as Shareholders. During the Restriction Period, Participants may exercise full voting rights with respect to all shares awarded thereto under Section 8.1 hereof and shall be entitled to receive dividends and other distributions paid with respect to those shares.

         8.4 Transferability of Shares. Certificates evidencing the shares of Common Stock awarded under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of until the expiration of the Restriction Period.

         8.5 Termination of Employment. If a Participant ceases to be an employee or a consultant of either the Corporation or of any of its affiliates, the number of shares subject of the Award, if any, to which the Participant shall be entitled shall be determined in accordance with the Restricted Stock agreement between the Participant and the Corporation. All remaining shares as to which restrictions apply at the date of termination of employment shall be forfeited subject to such exceptions, if any, authorized by the Board Committee.

9.       Other Stock-Based Awards

         Awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, may be made, from time to time, to employees and consultants of the Corporation and its affiliates, and to such members of the Board, as may be selected by the Board Committee. Such Awards may be made alone or in addition to or in connection with any other Award hereunder. The Board Committee may in its sole discretion determine the terms and conditions of any such Award. Each such Award shall be evidenced by an agreement between the Participant and the Corporation which shall specify the number of shares of Common Stock subject of the Award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Board Committee shall determine. All such Awards shall be fully vested and payable immediately upon the occurrence of a Change of Control.

10.      (Omitted Intentionally)

11.      Amendment or Termination of Plan

         Until such time as a Change of Control shall have occurred, the Board or the Board Committee may amend, suspend or terminate the Plan or any part thereof from time to time, provided that no change may be made which would impair the rights of a Participant to whom shares of Common Stock have theretofore been awarded without the consent of said Participant.

12.      Miscellaneous

         12.1 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation or any affiliate to terminate any Participant's employment or consultancy at any time, nor confer upon any Participant any right to continued employment or consulting status with the Corporation or any affiliate.

         12.2 Tax Withholding. The Corporation shall have the authority to withhold, or to require a Participant to remit to the Corporation, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and a local tax withholding requirements associated with any Award. In addition, the Corporation may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by
(i) delivering to the Corporation shares of Common Stock held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Corporation to retain shares of Common stock otherwise issuable to the Participant under the Plan.

         12.3 Status of Awards. Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Corporation or affiliate and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

         12.4 Waiver of Restrictions. The Board Committee may, in its sole discretion, based on such factors as the Board Committee may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

         12.5 Delegation to Management. The Board Committee may delegate to one or more officers of the Corporation or a committee of officers the right to grant Awards hereunder to employees and consultants who are not officers or directors of the Corporation and to cancel or suspend Awards to employees and consultants who are not officers or directors of the Corporation.

         12.6 Adjustment of Awards. Subject to Section 11, the Board Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations or accounting principles; provided however, that no such adjustment shall impair the rights of any Participant without his or her consent. The Board Committee may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, including without limitation, previously granted Options having higher Option Prices and grants or rights under any other plan of the Corporation or of any acquired entity. The Board Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Corporation shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Board Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

         12.7 Consideration for Awards. Except as otherwise required in any applicable agreement or by the terms of the Plan, Participants under the Plan shall not be required to make any payment or provide consideration for an Award other than the rendering of services.

         12.8 Effective Date and Term of Plan. The Plan shall be effective as of September 4, 1998. Unless terminated under the provisions of Section 11 hereof, the Plan shall continue in effect until terminated by the Board.

                                   APPENDIX B

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
                                       OF
                             CYBERGUARD CORPORATION

The Board of Directors of CyberGuard Corporation (the "Company") shall create the Audit Committee (the "Audit Committee"), which shall abide by the requirements regarding membership, meetings, authority, duties and obligations as described below.

I.       MEMBERSHIP

         Audit Committee members and the Audit Committee chairman shall be appointed annually by the Board of Directors. The Audit Committee must have at least three (3) members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one (1) member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent as defined by the rules of the National Association of Securities Dealers, Inc. ("NASD"), and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders, and the Board of Directors discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

         According to the NASD rules, "Independent Director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

         (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

         (b) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

         (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

         (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the

                  Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

         (e) a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

II.      MEETINGS

         The Audit Committee shall meet at any time and from time to time, when and as determined in its discretion. The Audit Committee may ask members of management or others to attend any meeting and provide pertinent information as necessary. The Audit Committee shall decide what reports of its meetings, actions and recommendations are to be made to the Board of Directors, and shall make such reports.

III.     AUTHORITY, DUTIES AND OBLIGATIONS

         Except as restricted by law, the Company's Articles of Incorporation or its Bylaws, the Audit Committee shall have and exercise all authority that is vested in the Board of Directors with respect to the Company's financial reporting, internal operating controls and auditing, including, without limitation, the authority to:

         A. Recommend to the Board of Directors the independent accountant to be appointed, approve the compensation of the independent accountant, and if in the Audit Committee's judgment the independent accountant should be discharged, recommend and approve the discharge of the independent accountant. The independent accountant is ultimately accountable to the Audit Committee and the Board of Directors.

         B. Oversee the external audit coverage, including engagement letters, estimated fees, timing of accountant's visits, coordination with internal auditing, monitoring of audit results, review of the independent accountant's performance and review of any nonaudit services performed by the independent accountant.

         C. Review with management and the independent accountant the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution.

         D. Review and discuss with management and the independent accountant at the completion of the annual examination:

                  (i) The Company's annual financial statements, footnotes and the independent accountant's audit of the financial statements and his or her report thereon.

                  (ii) Any significant reporting or operational issues affecting the financial statements that were discussed during the accounting period and, if so, how they were resolved.

                  (iii) Any significant changes that were required in the independent accountant's audit plan.

                  (iv) Management representations given to the independent accountant.

                  (v) Any serious difficulties or disputes with management encountered during the course of the audit.

                  (vi) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

                  (vii) Management's discussion and analysis section of the annual report.

         E. Take any action which the full Board of Directors might take with respect to reports requiring approval by the Board of Directors before submission to the Securities & Exchange Commission ("SEC") or other government agencies.

         F. Take any action which the full Board of Directors might take with respect to the Company's accounting policies and policy decisions.

         G. Take any action which the full Board of Directors might take with respect to reports from management, the independent accountant and the internal auditor assessing the impact of significant regulatory changes and accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC or any other significant developments that may have an impact on matters within the scope of the Board of Directors or Audit Committee's authority.

         H. Review and act upon corporate policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.

         I. Meet with the Company's legal counsel to discuss legal and regulatory matters that may have a significant impact on the Company, including those that may affect its financial reporting, auditing procedures, and compliance policies and programs, and to discuss any other matters which counsel and the Audit Committee deem relevant.

         J. Review current and pending litigation or regulatory proceedings bearing on corporate governance in which the Company is a party.

         K. Review in-house policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

         L. Review internal information and reporting systems to ensure that senior management and the board review timely and accurate information that is sufficient to enable officers and directors to reach informed judgments concerning the Company's business performance and its compliance with laws, regulations, and corporate ethics policies.

         M. Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any corporate governance matters that the Audit Committee or any of these groups believe should be discussed privately with the Audit Committee.

         N. Receive assurance of the independence of the independent accountant.

         O. Direct special investigations into significant matters brought to the Audit Committee's attention within the scope of its authority.

         The Audit Committee shall have unrestricted access to Company personnel and documents and will be given the resources necessary to operate under this charter. The Audit Committee shall have the power to conduct or authorize investigations of any matters within the scope of this charter. The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist it.

         Further, the Audit Committee must:

         A. Prepare a report to shareholders as required by the SEC. The report must be included in the Company's annual proxy statements and should state whether the Audit Committee has:

                  (i) reviewed and discussed the audited financial statements with management;

                  (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as may be amended from time to time;

                  (iii) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be amended from time to time, and discussed with the auditors the auditors' independence;

                  (iv) recommended to the Board of Directors, based on the review and discussions noted above, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

                  and such different or additional information as the rules of the SEC may from time to time require.

         B. Ensure its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be amended from time to time.

         C. Engage actively in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take or recommend that the full Board of Directors take appropriate action to oversee the independence of the outside auditor.

         D. Review and reassess the adequacy of the Audit Committee's charter on an annual basis and propose to the Board of Directors any recommended changes. Publish the charter at least once every three years in accordance with SEC regulations.

IV.      ACTIONS OF THE AUDIT COMMITTEE

         A majority of the Audit Committee shall constitute a quorum, and the action of a majority of the members of the Audit Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting shall be the acts of the Audit Committee.

V.       RULES AND REGULATIONS

         The Audit Committee may establish and adopt for itself any rules and regulations it deems appropriate.

                         Date Adopted: February 11, 2000

                                   APPENDIX C

                             CYBERGUARD CORPORATION
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING DECEMBER 6, 2001

                                      PROXY

         The undersigned stockholder hereby appoints Scott J. Hammack and Michael Matte, or either of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of CyberGuard Corporation Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Courtyard by Marriott at Cypress Creek, 2440 West Cypress Creek Road, Fort Lauderdale, Florida 33309, at 10:00 a.m. Eastern Standard Time, on December 6, 2001 and at any adjournments thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL GRANT AUTHORITY TO THE PROXY HOLDERS TO VOTE ON BEHALF OF THE UNDERSIGNED SHAREHOLDER AND WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTORS AND "FOR" THE OTHER PROPOSALS.

         IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXY HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

         1.       ELECTION OF DIRECTORS.

                  Nominees:         Scott J. Hammack
                                    Richard L. Scott
                                    David L. Manning
                                    Daniel J. Moen

                  /  / FOR          /  / WITHHELD


                  --------------------------------------
                  For all nominees except as noted above

2.       APPROVAL OF THE SECOND AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN.

                  /  / FOR          /  / AGAINST            /  / ABSTAIN

3. RATIFICATION OF GRANT THORNTON LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL YEAR ENDING JUNE 30, 2002.

                  /  / FOR          /  / AGAINST            /  / ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /
MARK HERE IF YOU PLAN TO ATTEND THE MEETING   / /



Dated:            , 2001            Please mark, date and sign exactly as your
       -----------                  name appears hereon. Joint owners should
                                    each sign. If the signer is a corporation,
---------------------------------   please sign in full corporate name by a duly
SIGNATURE                           authorized officer. Executors,
                                    administrators, trustees etc. should give full title as such.